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                                                                    Exhibit 3.11


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             NATIONAL CALL CENTER LP

         This Certificate of Limited Partnership of National Call Center LP (the "Partnership"), dated as of February 3,1998, is being duly executed and filed by HSN General Partner LLC, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C Sections 17-10 1 et seq.

         1. Name. The name of the limited partnership formed hereby is National Call Center L.P.

         2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         4. General Partner. The name and the business address of the sole general partner of Partnership is HSN General Partner LLC, 1 HSN Drive,
St. Petersburg, Florida 33729.
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         In WITNESS WHEREOF, the undersigned has executed this Certificate of
Limited Partnership as of the date first above-written.


                                                HSN GENERAL PARTNER LLC
                                                By:  USANi LLC, as Manager


                                                By: /s/ James G. Gallagher
                                                    ___________________________
                                                    James G. Gallagher, Manager